COLFAX REPORTS RECORD SECOND QUARTER 2013 RESULTS
FULTON, MD - July 25, 2013 - Colfax Corporation (NYSE: CFX) today announced its financial results for the second quarter ended June 28, 2013. On a year-over-year basis, highlights for the second quarter and year-to-date period include:
Second Quarter of 2013 (all comparisons versus the second quarter of 2012)

•
Net income of $53.3 million ($0.52 per dilutive share); adjusted net income (as defined below) of $62.0 million ($0.56 per share, which includes a $0.02 per share gain related to the resolution of a previous tax position)

•	Net sales of $1.074 billion, an increase of 2.7% from Q2 2012 net sales (an organic decrease of 0.3%)

•	Operating income of $111.7 million; adjusted operating income (as defined below) of $116.6 million

•	Second quarter gas- and fluid-handling orders of $478.2 million compared to orders of $534.5 million in Q2 2012, a decrease of 10.5% (an organic decrease of 10.0%)

•	Gas- and fluid-handling backlog of $1.388 billion at period end
Six Months Ended June 28, 2013 (all comparisons versus the six months ended June 29, 2012)

•	Net income of $75.9 million ($0.74 per dilutive share); adjusted net income (as defined below) of $95.5 million ($0.83 per share)

•	Net sales of $2.021 billion, an increase of 4.6% from net sales for the six months ended June 29, 2012 (an organic decrease of 1.4%)

•	Operating income of $184.0 million; adjusted operating income (as defined below) of $194.8 million

•	Gas- and fluid-handling orders of $980.3 million, a decrease of 5.0% (an organic decrease of 7.3%)
Adjusted net income, adjusted net income per share, adjusted operating income, organic sales growth (decrease) and organic order growth (decrease) are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See below for a description of the measures' usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.
Steve Simms, President and Chief Executive Officer, stated, “We are very pleased to report record operational results for the second quarter. The strong operating margins in both segments reflect the continued impact of our improvement plans. Although order growth in our long cycle gas- and fluid-handling business was impacted by trends specific to individual sectors, we anticipate solid growth in sales for this segment for the balance of 2013. Demand remained soft in the fabrication technology segment, but we continue to demonstrate that we can improve margins in the segment without sales growth. We continue to focus on acquisition opportunities to deploy funds we raised in our May equity offering.”

Non-GAAP Financial Measures and Other Adjustments
Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, organic sales growth (decrease) and organic order growth (decrease). Adjusted net income, adjusted net income per share and adjusted operating income exclude asbestos coverage litigation expense, restructuring and other related charges, expenses related to the Charter acquisition and fair value adjustments related to the ESAB and Howden inventory and backlog amortization expense to the extent they impact the periods presented. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 28.2% and 29.0% for the second quarter and six months ended June 28, 2013, respectively, and 31% for both the second quarter and six months ended June 29, 2012. Organic sales growth (decrease) and organic order growth (decrease) exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of asbestos insurance coverage issues, expenses and significant year-one fair value adjustment amortization expense related to the Charter acquisition and major restructuring programs.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.
Conference Call and Webcast
Colfax will host a conference call to provide details about its results on Thursday, July 25, 2013 at 8:00 a.m. EDT. The call will be open to the public through 877-303-7908 (U.S. callers) or 678-373-0875 (international callers) and referencing the conference ID number 18212399, or through webcast via Colfax's website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.
About Colfax Corporation
Colfax Corporation is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker "CFX." Additional information about Colfax is available at www.colfaxcorp.com.
CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission including its 2012 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.
The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.
Contact:
Farand Pawlak, Director of Investor Relations
Colfax Corporation
301-323-9054
Farand.Pawlak@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012

Net sales	$1,074,118	$1,045,653	$2,021,261	$1,932,019
Cost of sales	736,296	730,791	1,392,714	1,375,451
Gross profit	337,822	314,862	628,547	556,568
Selling, general and administrative expense	221,225	231,992	433,703	444,048
Charter acquisition-related expense	—	766	—	43,617
Restructuring and other related charges	4,477	18,558	8,691	27,201
Asbestos coverage litigation expense	468	3,240	2,174	5,527
Operating income	111,652	60,306	183,979	36,175
Interest expense	18,054	25,741	41,343	44,723
Income (loss) before income taxes	93,598	34,565	142,636	(8,548)
Provision for income taxes(1)	26,398	15,933	43,161	73,281
Net income (loss)	67,200	18,632	99,475	(81,829)
Less: income attributable to noncontrolling interest, net of taxes	8,808	6,266	13,448	11,403
Net income (loss) attributable to Colfax Corporation	58,392	12,366	86,027	(93,232)
Dividends on preferred stock	5,086	5,073	10,168	8,807
Net income (loss) available to Colfax Corporation common shareholders	$53,306	$7,293	$75,859	$(102,039)
Net income (loss) per share- basic	$0.53	$0.07	$0.75	$(1.16)
Net income (loss) per share- diluted	$0.52	$0.07	$0.74	$(1.16)
__________
(1) Provision for income taxes for the six months ended June 29, 2012 was significantly impacted by the reassessment of certain deferred tax assets as of the date of the Charter acquisition, which resulted in an increase in the Company's valuation allowance, and the Charter acquisition-related expenses that are either not deductible for tax purposes or were incurred in jurisdictions where no tax benefit can be recognized.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012
Adjusted Operating Income
Operating income	$111,652	$60,306	$183,979	$36,175
Restructuring and other related charges	4,477	18,558	8,691	27,201
Charter acquisition-related expense	—	766	—	43,617
Fair value adjustments - ESAB/Howden backlog and inventory amortization expense	—	14,422	—	48,127
Asbestos coverage litigation expense	468	3,240	2,174	5,527
Adjusted operating income	$116,597	$97,292	$194,844	$160,647
Adjusted operating income margin	10.9%	9.3%	9.6%	8.3%

Adjusted Net Income and Adjusted Net Income Per Share
Net income (loss) attributable to Colfax Corporation	$58,392	$12,366	$86,027	$(93,232)
Restructuring and other related charges	4,477	18,558	8,691	27,201
Charter acquisition-related expense	—	766	—	43,617
Fair value adjustments - ESAB/Howden backlog and inventory amortization expense	—	14,422	—	48,127
Asbestos coverage litigation expense	468	3,240	2,174	5,527
Tax adjustment(1)	(1,354)	(6,247)	(1,354)	37,345
Adjusted net income	61,983	43,105	95,538	68,585
Adjusted net income margin	5.8%	4.1%	4.7%	3.5%
Dividends on preferred stock	5,086	5,073	10,168	8,807
Adjusted net income available to Colfax Corporation common shareholders	56,897	38,032	85,370	59,778
Less: adjusted net income attributable to participating securities(2)	916	4,859	4,571	7,129
	$55,981	$33,173	$80,799	$52,649
Weighted-average shares outstanding - diluted	111,522,958	94,733,164	97,285,037	88,825,431
Adjusted net income per share	$0.56	$0.35	$0.83	$0.59

Net income (loss) per share— basic (in accordance with GAAP)	$0.53	$0.07	$0.75	$(1.16)
Net income (loss) per share— diluted (in accordance with GAAP)	0.52	0.07	0.74	(1.16)
__________
(1) The effective tax rates used to calculate adjusted net income and adjusted net income per share are 28.2% and 29.0% for the second quarter and six months ended June 28, 2013, respectively, and 31% for both the second quarter and six months ended June 29, 2012.

(2) Adjusted net income per share for periods prior to April 23, 2013 were calculated consistently with the two-class method in accordance with GAAP as the Series A preferred stock were considered participating securities. Subsequent to April 23, 2013, adjusted net income per share was calculated consistently with the if-converted method in accordance with GAAP as the Series A preferred stock were no longer participating securities. Adjusted net income per share for the six months ended June 28, 2013 excludes the impact of 12,173,291 common stock equivalent shares as their inclusion would be anti-dilutive.

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

	Net Sales		Orders
	$	%	$	%

For the three months ended June 29, 2012	$1,045.7		$534.5
Components of Change:
Existing Businesses	(2.7)	(0.3)%	(53.6)	(10.0)%
Acquisitions(1)	37.4	3.6%	6.0	1.1%
Foreign Currency Translation	(6.3)	(0.6)%	(8.7)	(1.6)%
Total	28.4	2.7%	(56.3)	(10.5)%
For the three months ended June 28, 2013	$1,074.1		$478.2

	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

As of and for the six months ended June 29, 2012	$1,932.0		$1,032.0		$1,375.9
Components of Change:
Existing Businesses	(26.7)	(1.4)%	(75.1)	(7.3)%	23.2	1.7%
Acquisitions(1)	142.6	7.4%	39.5	3.8%	21.2	1.5%
Foreign Currency Translation	(26.6)	(1.4)%	(16.1)	(1.5)%	(31.9)	(2.3)%
Total	89.3	4.6%	(51.7)	(5.0)%	12.5	0.9%
As of and for the six months ended June 28, 2013	$2,021.3		$980.3		$1,388.4

(1) Represents the incremental sales, orders and order backlog as a result of our acquisitions of Charter, Soldex and Co-Vent. The impact related to the Charter Acquisition represents 12 days of activity for ESAB and Howden as the acquisition closed on January 13, 2012.